As filed with the Securities and Exchange Commission on September 7, 2018	Registration No. 333-205097

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

_________________

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

_________________

Iovance Biotherapeutics, Inc.

(Exact name of registrant as specified in its charter)

_________________

Delaware (State or other jurisdiction of incorporation or organization)	75-3254381 (I.R.S. Employer Identification Number)

999 Skyway Road, Suite 150

San Carlos, California 94070

(Address of registrant’s principal executive offices, including zip code)

 ________________________________

Iovance Biotherapeutics, Inc. 2011 Equity Incentive Plan

(formerly known as the Genesis Biopharma, Inc. 2011 Equity Incentive Plan)
(Full title of the plan)

_________________

Frederick G. Vogt, Ph.D., Esq.

General Counsel

Iovance Biotherapeutics, Inc.

999 Skyway Road, Suite 150

San Carlos, California 94070

(650) 260-7120)

(Name, address, including zip code, and telephone number, including area code, of agent for service)

_________________

With copies to:

Istvan Benko

Tony Shin

TroyGould PC

1801 Century Park East, 16th Floor

Los Angeles, California 90067

(310) 553-4441

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

On June 1, 2017, Lion Biotechnologies, Inc., a Nevada corporation (“Lion Nevada”), changed its state of incorporation from Nevada to Delaware (the “Reincorporation”) pursuant to a plan of conversion dated June 1, 2017. The Reincorporation was approved by the stockholders of Lion Nevada at the Annual Meeting of Stockholders on June 1, 2017 for which proxies were solicited pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Upon the effectiveness of the Reincorporation, among other matters, the internal affairs of Lion Nevada became subject to the General Corporation Law of the State of Delaware and the certificate of incorporation and the bylaws of Lion Biotechnologies, Inc., a Delaware corporation (“Lion Delaware”), and each outstanding share of common stock and preferred stock of Lion Nevada was converted into one share of common stock and one share of preferred stock, respectively, of Lion Delaware.

On June 27, 2017, Lion Delaware changed its corporate name to Iovance Biotherapeutics, Inc. by filing an amendment to its certificate of incorporation with the Secretary of State of the State of Delaware.

This Post-Effective Amendment is being filed pursuant to Rule 414 under the Securities Act of 1933, as amended (the “Securities Act”), and constitutes Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (File No. 333-205097) (the “Registration Statement”). In accordance with paragraph (d) of Rule 414 of the Securities Act, except as modified by this Post-Effective Amendment, Iovance Biotherapeutics, Inc., as successor issuer to Lion Nevada, adopts the Registration Statement as its registration statement for all purposes of the Securities Act and the Exchange Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.	Incorporation of Documents by Reference

Registrant hereby incorporates by reference the following documents previously filed with the SEC by Lion Nevada or by Lion Delaware as the successor issuer:

•	Registrant’s Annual Report on Form 10-K for the year ended December 31, 2017 filed with the SEC on March 12, 2018;

•	Registrant’s Quarterly Reports on Form 10-Q for the periods ended March 31, 2018 and June 30,2018, filed with the SEC on May 10, 2018 and August 7, 2018, respectively;

•	Registrant’s Current Reports on Form 8-K filed with the SEC on January 8, 2018, January 24, 2018, January 25, 2018, January 29, 2018, February 12, 2018, March 1, 2018, March 14, 2018, April 6, 2018, June 7, 2018, June 8, 2018, August 6, 2018, and September 5, 2018, respectively;

•	The parts of Registrant’s Definitive Proxy Statement on Schedule 14A incorporated by reference into Registrant’s Annual Report on Form 10-K filed with the SEC on April 25, 2018; and

•	The description of Registrant’s stock contained in the registration statement on Form 8-A12B/A filed with the SEC on July 27, 2017 pursuant to Section 12 of the Exchange Act, and any amendment or report filed for the purpose of updating such description.

All documents filed by Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the SEC shall not be deemed incorporated by reference into this Registration Statement. Any statement contained in this Registration Statement, in an amendment hereto or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed amendment to this Registration Statement or in any document that is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

Under no circumstances shall any information furnished prior to or subsequent to the date hereof under Item 2.02 or 7.01 of Form 8-K be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary.

ITEM 4.	Description of Securities

Not applicable.

ITEM 5.	Interests of Named Experts and Counsel

TroyGould PC has rendered an opinion with respect to the validity of the shares of common stock issuable under the 2011 Plan. Some of the attorneys at TroyGould PC own shares of Registrant’s common stock constituting in the aggregate less than 1% of Registrant’s outstanding shares of common stock.

ITEM 6.	Indemnification of Directors and Officers

Registrant’s certificate of incorporation provides that, to the maximum extent permitted under applicable law, none of its directors will have any personal liability to Registrant or its stockholders for damages for breach of fiduciary duty as a director.

Section 102(b)(7) of the Delaware General Corporation Law allows a corporation to provide in its certificate of incorporation that a director of the corporation will not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except where the director breached the duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. Registrant’s certificate of incorporation provides for this limitation of liability.

Section 145 of the Delaware General Corporation Law provides, among other things, that a Delaware corporation may indemnify any person who was, is or is threatened to be made, party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful. A Delaware corporation may indemnify any persons who were or are a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person is or was a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests, provided further that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses (including attorneys’ fees) which such officer or director has actually and reasonably incurred.

Registrant has also entered into indemnification agreements with certain of its directors and certain of its officers, or has relied on similar indemnification provisions contained in its bylaws, in which Registrant agrees, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as officers or directors.

Registrant maintains a general liability insurance policy that covers certain liabilities of its officers and directors arising out of claims based on acts or omissions in their capacities as such.

ITEM 7.	Exemption from Registration Claimed

Not applicable.

ITEM 8.	Exhibits

Exhibit No.	Description

4.1	Certificate of Incorporation of Registrant (incorporated herein by reference to Exhibit 3.3 of Registrant’s Current Report on Form 8-K filed with the Commission on June 2, 2017).

4.2	Certificate of Amendment of Certificate of Incorporation of Registrant (incorporated herein by reference to Exhibit 3.1 of Registrant’s current Report on Form 8-K filed with the Commission on June 27, 2017).

4.3	Bylaws of Registrant (incorporated herein by reference to Exhibit 3.4 of Registrant’s Current Report on Form 8-K filed with the Commission on June 2, 2017).

4.4	Amendment to the Bylaws of Registrant (incorporated herein by reference to the Exhibit 3.2 to Registrant’s Current Report on Form 8-K filed with the Commission on June 27, 2017).

4.5	Specimen Common Stock Certificate of Registrant (incorporated herein by reference to Exhibit 4.2 to Registrant’s Annual Report on Form 10-K filed on March 12, 2018).

4.6	Genesis Biopharma, Inc. 2011 Equity Incentive Plan (incorporated herein by reference to Registrant’s Current Report on Form 8-K filed with the Commission on October 20, 2011)

4.7	Form of ISO Stock Option Agreement under the Genesis Biopharma, Inc. 2011 Equity Incentive Plan (incorporated herein by reference to Exhibit 10.4 of the Registrant’s Current Report on Form 8-K filed with the Commission on October 20, 2011)

4.8	Form of NQSO Stock Option Agreement under the Genesis Biopharma, Inc. 2011 Equity Incentive Plan (incorporated herein by reference to the Registrant’s Current Report on Form 8-K filed with the Commission on October 20, 2011).

5.1	Opinion of TroyGould PC

23.1	Consent of TroyGould PC (included in Exhibit 5.1)

23.2	Consent of Marcum LLP

23.3	Consent of Weinberg & Company

24.1	Power of Attorney (included on the signature page herein)

ITEM 9.	Undertakings

(a)       The undersigned Registrant hereby undertakes:

(1)       To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)       To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)       To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

(iii)       To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)       That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)       To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)       The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)       Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in San Carlos, California, on September 7, 2017.

IOVANCE BIOTHERAPEUTICS, INC.

By: /s/ MARIA FARDIS
Maria Fardis
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Maria Fardis and Timothy E. Morris and each of them, his/her true and lawful attorneys-in-fact and agents with full power of substitution and re-substitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to sign any registration statement for the same offering covered by this Registration Statement and filed pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or her or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Maria Fardis	Chief Executive Officer and Director (Principal Executive Officer)	September 7, 2018
Maria Fardis, Ph.D.

/s/ Timothy E. Morris	Chief Financial Officer and Treasurer (Principal Financial Officer and Accounting Officer)	September 7, 2018
Timothy E. Morris

/s/ Merrill A. McPeak	Director Director Director Director Director	September 7, 2018
Merrill A. McPeak

/s/ Michael Weiser		September 7, 2018
Michael Weiser, M.D., Ph.D.

/s/Wayne Rothbaum		September 7, 2018
Wayne Rothbaum

/s/ Ryan Maynard		September 7, 2018
Ryan Maynard

/s/ Iain Dukes		September 7, 2018
Iain Dukes, D. Phil.